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                                                                   EXHIBIT 10.2



                                  FORM OF NOTE


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE NOTE PURCHASE AGREEMENT DATED AS OF SEPTEMBER 17, 1996, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.


No.                                                                         $


                          PREMIUM STANDARD FARMS, INC.

                      SENIOR SECURED SECOND PRIORITY NOTE


     Premium Standard Farms, Inc., a Delaware corporation (together with its successors, the "Company"), for value received, hereby promises to pay to

                                  [The Holder]

and registered assigns the principal sum of

                           _________________ Dollars

by wire transfer of immediately available funds to the Holder's account (the "Bank Account") at such bank in the United States as may be specified in writing by the Holder to the Company, on September 17, 2002, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears, on the 15th day of each March, June, September and December (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date") of each year in which this Note remains outstanding, commencing with __________ on the principal sum hereof outstanding in like coin or currency, at the rate per annum set forth below, by wire transfer of immediately available funds to the Bank Account from the most recent Interest



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Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from [date of issuance], until payment in full of the principal sum hereof has been made.

     This Note shall bear interest for each day at the rate of 11% per annum. Interest on this Note will be calculated on the basis of a 360-day year and paid for the actual number of days elapsed.

     This Note is one of a duly authorized issue of Senior Secured Second Priority Notes of the Company (the "Notes") referred to in the Note Purchase Agreement dated as of September 17, 1996 among the Company, PSF Holdings L.L.C. and Morgan Stanley Group Inc. ("MS Group") (as the same may be amended from time to time in accordance with its terms, the "Agreement"). The Notes of any holder are transferable and assignable in accordance with the limitations set forth in the Agreement. The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

     The Company shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note. The ownership of the Notes shall be proven by the Register.

     1. Certain Defined Terms. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein. As used herein, the following additional terms have the respective meanings set forth below.

     2. Covenants. The Company covenants and agrees to observe and perform each of its obligations and undertakings contained in Article VI of the Agreement, except to the extent that any such observance and performance is waived in writing by the Majority Holders in accordance with the terms of the Agreement, and all such obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the Holders.

     3.  Events of Default.

     (a) Event of Default and Acceleration of Maturity. In case one or more of the following Events of Default (whatever the reason for such Event of Default and


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whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

           (i) the Company shall fail to pay when due (whether at maturity, upon any redemption, by declaration or otherwise) any principal of any Note, or shall fail to pay within 30 days of the due date thereof any interest on any Note or any fees or any other amount payable hereunder or under the Agreement;

           (ii) the Company or any other Obligor shall fail to observe or perform any covenant or agreement contained in the Agreement or any other Note Document or herein (other than those covered by clause (a) above) for 30 days after notice thereof, specifying such failure and stating that such notice is a "Notice of Default", has been given to the Company by the Majority Holders;

           (iii) any representation, warranty, certification or statement made or deemed made by the Company or any other Obligor in any Note Document or that is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Note Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

           (iv) the Guarantor, the Company or any of its Subsidiaries shall fail to make any payment when due in respect of Debt (other than the Notes) aggregating in excess of $10,000,000 in principal amount ("Material Debt"), whether at stated maturity or otherwise; or any event or condition shall occur that results in the acceleration of the maturity of any Material Debt of the Guarantor, the Company or any of its Subsidiaries;

           (v) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Guarantor, the Company or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days;

           (vi) the Company, the Guarantor or any of the Company's Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law


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       now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

           (vii) an involuntary case or other proceeding shall be commenced against the Company, the Guarantor or any of the Company's Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company, the Guarantor or any of the Company's Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or

           (viii) any Security Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company or the Guarantor or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien on the Collateral, subject only to Liens permitted by Section 6.10 (other than Collateral released as provided in the Security Documents); or any Lien shall have a priority equal to or greater than the Liens on the Collateral, except as permitted by Section 6.10; or any Note Document shall not be for any reason, or shall be asserted by any Obligor not to be, in full force and effect and enforceable in accordance with its terms;

then, and in every such event and at any time thereafter during the continuance of such event, the Majority Holders may by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that so long as any loans under the Credit Agreement or any Third

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Priority Notes are outstanding, such declaration shall not, unless an
Event of Default specified in clauses (ii) (with respect to the Company's failure to comply with Sections 6.4, 6.5, 6.6, 6.8, 6.9, 6.10 or 6.11), (vi),
(vii) or (viii) shall have occurred and be continuing, become effective until the acceleration of any loans under the Credit Agreement or any Third Priority Notes; and provided further that in the case of any of the Events of Default specified in clause (vi) or (vii) above with respect to the Company, without any notice to the Company or any act by the Holders, all of the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Majority Holders may, on behalf of the Holders of all the Notes, by written notice to the Company, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree then in effect; provided that any uncured monetary defaults existing other than solely because of the acceleration may be waived only by the Holders of all the Notes.

     (b) Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

     4.  Prepayment of Note.

     (a) The Company at its option may, upon ten Business Days' written notice to the Holders, prepay the Notes in each case in whole at any time, or from time to time in part in principal amounts aggregating $1,000,000 or any larger multiple of $100,000, at a redemption price equal to 100% of the principal amount of the Notes so prepaid,

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together with accrued interest through the date of prepayment and premium (if any) thereon.

     (b) During the Credit Availability Period, the Company shall, within five days of the Company's receipt of the Net Cash Proceeds of any Reduction Event and to the extent permitted by the Lender Documents, prepay a principal amount of the Notes equal to the amount of such Net Cash Proceeds, at a redemption price equal to 100% of the principal amount of the Notes so prepaid, together with accrued interest through the date of prepayment.

     (c) After the Credit Availability Period, the Company shall, within five days of the Company's receipt of the Net Cash Proceeds of any Asset Sale by the Company, the Guarantor or any Subsidiary and to the extent permitted by the Lender Documents, prepay a principal amount of the Notes equal to 50% of such Net Cash Proceeds, at a redemption price equal to 100% of the principal amount of the Notes so prepaid, together with accrued interest through the date of prepayment.

     (d) The Company shall, immediately upon a Change of Control, prepay in full the outstanding principal amount of the Notes at a redemption price equal to 100% thereof, together with accrued interest through the date of prepayment.

     (e) Any partial prepayment shall be made so that the Notes then held by each Holder shall be prepaid in a principal amount that shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all Notes then outstanding. In the event of a partial prepayment, upon presentation of any Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

     5. Modification of Notes. The Notes may be modified without prior notice to any Holder but with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver may not (1) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (2) reduce the rate or extend the time for payment of interest on any Note, (3) reduce the principal amount of or extend the stated maturity


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of any note, or (4) make any Note payable in money or property.

        6. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note.
The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

        The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note and the Agreement that are expressly binding on such Holder.

        The obligations of the Company hereunder and under the Agreement are unconditionally guaranteed by PSF Holdings L.L.C. and certain Subsidiaries of the Company.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:
        ------------

                                         PREMIUM STANDARD FARMS, INC.


                                         By:
                                             ----------------------------




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